Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS

FOR FISCAL 2017 AND ITS QUARTERLY DIVIDEND RAISED TO $0.20 PER SHARE

Fourth Quarter Net Income Increased 38%

Fourth Quarter New Order Sales Increased 17%

Fourth Quarter Net Sales Increased 14%

Delray Beach, Florida, May 8, 2017 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2017.  Net sales for the quarter ended March 31, 2017 were $63.0 million, compared to $55.4 million for the quarter ended March 31, 2016, an increase of 14%.  For the fiscal year ended March 31, 2017 net sales were $249.2 million, compared to $234.7 million for the fiscal year ended March 31, 2016, an increase of 6.2%.  The increase in sales for the quarter ended March 31, 2017 can be attributed to a 17% increase in new order sales, and a 13% increase in reorder sales.  Net income for the quarter ended March 31, 2017 was $7.5 million, or $0.37 diluted per share, compared to net income of $5.4 million, or $0.27 diluted per share, for the same quarter the prior year, an increase to net income of 38%.  Net income for the fiscal year ended March 31, 2017 was $23.8 million, or $1.17 diluted per share, compared to net income of $20.6 million, or $1.02 diluted per share, for the fiscal year ended March 31, 2016, an increase to net income of 16%.  The Company’s online sales for the quarter ended March 31, 2017 were approximately 83% of all sales, compared to 82% for the same quarter the prior year.

Menderes Akdag, President and CEO, commented: “We were encouraged with increases in both new order and reorder sales during the quarter, along with an accelerated increase to net income.  This increase to net income can be attributed to increased gross profit margins in the March quarter.  Gross profit as a percentage of sales increased to 35.1% for the quarter ended March 31, 2017, compared to 31.9% for the quarter ended March 31, 2016.  The increase to gross profit margin can be attributed to a product mix shift to higher margin items.  During the March quarter we acquired approximately 126,000 new customers, compared to 116,000 new customers acquired in the same quarter the prior year.  Average order value was $86 for the March quarter compared to $83 for the same quarter the prior year.  Cash flow from operations was $47.2 million for the fiscal year ended March 31, 2017, compared to $21.1 million for the fiscal year ended March 31, 2016, with the majority of the increase due to an increase in accounts payable balance and a reduction in inventory, in addition to an increase in net income.  In fiscal 2018, we will look to build on past successes by focusing on continuing to increase sales and improve our service levels.”

The Board of Directors declared an increased quarterly dividend of $0.20 per share on its common stock.  The dividend will be payable on May 26, 2017, to shareholders of record at the close of business on May 19, 2017.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on May 8, 2017 until May 22, 2017 at 11:59 P.M.  To access the replay, call (800) 793-2386 (toll free) or (402) 280-1611 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.  This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2016.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$58,730	$37,639
Accounts receivable, less allowance for doubtful accounts of $27 and $13, respectively	1,808	1,724
Inventories - finished goods	20,228	25,586
Prepaid expenses and other current assets	1,019	2,435
Prepaid income taxes	-	243
Total current assets	81,785	67,627

Noncurrent assets:
Property and equipment, net	30,164	20,929
Intangible assets	860	860
Deferred tax assets	-	863
Total noncurrent assets	31,024	22,652

Total assets	$112,809	$90,279

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$15,221	$5,004
Accrued expenses and other current liabilities	2,475	2,080
Income taxes payable	659	-

Total current liabilities	18,355	7,084

Deferred tax liabilities	1,088	-

Total liabilities	19,443	7,084

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,526 and 20,447 shares issued and outstanding, respectively	21	20
Additional paid-in capital	6,806	4,871
Retained earnings	86,530	78,295

Total shareholders' equity	93,366	83,195

Total liabilities and shareholders' equity	$112,809	$90,279

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2017	2016	2017	2016
	(UNAUDITED)
Sales	$63,032	$55,392	$249,176	$234,684
Cost of sales	40,877	37,729	169,862	158,388

Gross profit	22,155	17,663	79,314	76,296

Operating expenses:
General and administrative	5,593	5,137	22,799	21,301
Advertising	4,351	3,715	17,663	21,837
Depreciation	514	226	1,369	770
Total operating expenses	10,458	9,078	41,831	43,908

Income from operations	11,697	8,585	37,483	32,388

Other income (expense):
Interest income, net	45	30	141	190
Realized loss on sale of short term investments	-	(74)	-	(74)
Other, net	94	75	300	63
Total other income	139	31	441	179

Income before provision for income taxes	11,836	8,616	37,924	32,567

Provision for income taxes	4,333	3,198	14,105	12,000

Net income	$7,503	$5,418	23,819	$20,567

Net change in unrealized gain on short and long term investments	-	87	-	54

Comprehensive income	$7,503	$5,505	$23,819	$20,621

Net income per common share:
Basic	$0.37	$0.27	$1.18	$1.02
Diluted	$0.37	$0.27	$1.17	$1.02

Weighted average number of common shares outstanding:
Basic	20,260	20,152	20,232	20,124
Diluted	20,392	20,322	20,378	20,254

Cash dividends declared per common share	$0.19	$0.18	$0.76	$0.72

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$23,819	$20,567
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,369	770
Share based compensation	1,935	1,612
Deferred income taxes	1,951	(23)
Bad debt expense	421	260
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(505)	(53)
Inventories - finished goods	5,358	(518)
Prepaid income taxes	243	(243)
Prepaid expenses and other current assets	1,416	(1,055)
Accounts payable	10,217	(149)
Accrued expenses and other current liabilities	321	(65)
Income taxes payable	659	(50)
Net cash provided by operating activities	47,204	21,053

Cash flows from investing activities:
Proceeds from the sale of short term investments	-	15,591
Net change in investments	-	54
Purchases of property and equipment	(10,604)	(20,130)
Net cash used in investing activities	(10,604)	(4,485)

Cash flows from financing activities:
Dividends paid	(15,509)	(14,684)
Excess tax benefit related to stock compensation	-	142
Net cash used in financing activities	(15,509)	(14,542)

Net increase in cash and cash equivalents	21,091	2,026
Cash and cash equivalents, at beginning of year	37,639	35,613

Cash and cash equivalents, at end of year	$58,730	$37,639

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$11,373	$12,173

Dividends payable in accrued expenses	$217	$143

Exhibit 99.1 Page 4 of 4